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                                                                        Ex. 10.8

                       THIRD AMENDMENT TO CREDIT AGREEMENT


         This Third Amendment to Credit Agreement ("Amendment") dated as of March 18, 1997 by and among Roy F. Weston, Inc. ("Weston"); the Subsidiaries of Weston listed on the signature pages hereto (Weston and such Subsidiaries are sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"); CoreStates Bank, N.A. ("CoreStates"), First Union National Bank, formerly known as First Fidelity Bank, N.A. ("First Union") and PNC Bank, National Association ("PNC") (CoreStates, First Union and PNC are each sometimes referred to individually as a "Bank" and collectively as the "Banks" or as the "Remaining Banks"); and CoreStates Bank, N.A., as agent for the Banks hereunder (the "Agent").

                                   BACKGROUND

         A. Borrowers, Banks, Agent and Mellon Bank, N.A. ("Exiting Bank") are currently parties to a certain Credit Agreement dated March 18, 1994, as amended from time to time ("Credit Agreement") whereby Banks and Exiting Bank established a credit facility under which loans and letters of credit were made available from time to time for the benefit of Borrowers. All capitalized terms
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used herein without further definition shall have the meanings ascribed thereto in the Credit Agreement.

         B. Pursuant to the terms of the Credit Agreement, the Commitments of the Banks and the Exiting Bank expires on March 18, 1997 with all Loans to be repaid by March 18, 1998 (unless sooner due pursuant to the terms of the Credit Agreement).

         C. Borrowers have asked Banks to amend the Credit Agreement to, among other things, extend the Commitment Termination Date and reduce the Total Commitments of the Banks, which the Banks have agreed to do on the terms and conditions hereinafter set forth.

         D. Exiting Bank's Commitment shall not extend beyond the current Commitment Termination Date and shall be hereby terminated. Exiting Bank shall further be released from any and all obligations it has under and with respect to the Credit Agreement and the other Loan Documents. The Remaining Banks have agreed to readjust their Commitment Percentages in accordance with the terms hereof to adjust for Exiting Bank's withdrawal from the Credit Agreement and the reduction of the Total Commitments, on the terms and conditions hereinafter set forth.

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         NOW, THEREFORE, intending to be legally bound, the parties promise and agree as follows:

         Section 1. Status of Current Facility. Borrowers and Banks acknowledge and agree that as of the date hereof there are no outstanding Loans and the aggregate outstanding face amount of all Letters of Credit is $7,538,791.53.

         Section 2. Withdrawal of Exiting Bank.

                  2.1 The Commitment of Exiting Bank is hereby terminated and Exiting Bank is hereby released and discharged from any and all obligations and liabilities under the Credit Agreement and the other Loan Documents (including, without limitation, all obligations relating to outstanding Letters of Credit). The term "Banks" as used throughout the Credit Agreement shall hereinafter be deemed to refer solely to CoreStates, First Union and PNC.

                  2.2 The Remaining Banks agree that their Commitment Percentages shall be adjusted as hereinafter set forth with respect to all Loans hereafter made and all Letters of Credit outstanding on the date hereof or issued after the date hereof.

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                  2.3 The Credit Agreement shall hereinafter be deemed to be among the parties to this Amendment.

         Section 3. Amendments.

                  3.1 The Credit Agreement is amended by deleting the chart appearing in Section 2.01 thereof and replacing such chart with the following:

         Banks                              Amount                     Commitment Percentage
         -----                              ------                     ---------------------
         CoreStates                         $15,000,000                            42.858%
         First Union                        $10,000,000                            28.571%
         PNC                                $10,000,000                            28.571%
                                            -----------                            ------
         TOTAL                              $35,000,000                               100%

                  3.2 The Credit Agreement is amended by deleting the definition of "Commitment Termination Date" contained in Section 1.01 thereof and replacing such definition in its entirety with the following:

                  "Commitment Termination Date" means the earlier of (A) March 30, 1997 or (B) the date on which the Commitments are fully terminated pursuant to Section 2.05(C) or Section 6.02(A) hereof.

                  3.3 The Credit Agreement is amended by deleting the definition of "Total Commitments" contained in Section 1.01

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thereof and replacing such definition in its entirety with the following:

                  "Total Commitments" means $35,000,000.00.

                  3.4 Notwithstanding anything to the contrary contained in
Section 5.16(2) of the Credit Agreement, so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, a Borrower may sell assets of such Borrower or any of its Subsidiaries provided that (a) the aggregate proceeds (cash and non-cash) of all such sales in any one fiscal year do not exceed 5% of the total assets of Borrowers and their Subsidiaries on a Consolidated basis, and (b) the aggregate proceeds (cash and non-cash) of all such sales from the date of this Amendment to the Maturity Date do not exceed $10,000,000.00.

                  3.5 The Credit Agreement is amended by deleting subsection 5.16(6) thereof in its entirety.

         Section 4. Miscellaneous.

                  4.1 Each Borrower represents and warrants to the Banks and Agent that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment is, or when executed by the Borrowers and delivered to the Agent will be, fully executed and constitute

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valid and legally binding obligations of the Borrowers, enforceable against each
Borrower in accordance with their respective terms. Each Borrower hereby ratifies, confirms and restates each of the representations and warranties set forth in Article IV of the Credit Agreement (other than with respect to Section 4.04) as being true and correct on the date hereof provided that the representations and warranties contained in Sections 4.01, 4.05, 4.06, 4.08, 4.10, 4.11, 4.13, 4.15 and 4.16 are no longer true and correct because of certain changes which have occurred since the date of the Credit Agreement. Such changes are described on the Exhibits attached hereto which correspond to such Sections of the Credit Agreement.

                  4.2 The Consolidated balance sheet and statements of income and cash flows of Weston and its Consolidated Subsidiaries as of December 31, 1995, audited by Coopers & Lybrand, and the footnotes thereto and the unaudited Consolidated balance sheet and statements of income and cash flows of Weston and its Consolidated Subsidiaries as of September 30, 1996, copies of all of which have been furnished to the Banks, show all material liabilities, direct and contingent, in accordance with GAAP and present fairly in all material respects the Consolidated financial position, results of operations and cash flows of Weston and its Consolidated Subsidiaries at such dates and for the

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period ended on such dates, all in accordance with GAAP (except, in the case of unaudited statements, year-end adjustments). From the date of the making of the most recent Loan or the issuance of the most recent Letter of Credit to and including the date hereof, in the case of representations and warranties made (or deemed to be made) by Borrowers at the time Loans are made or Letters of Credit are issued, there has been no material adverse change in Borrowers' financial positions or in their results of operations or in the business or assets of Weston and its Consolidated Subsidiaries taken as a whole except as disclosed by Weston on its 10Q statements for March 31, June 30, September 30 and December 31 1996.

                  4.3 As a condition to the effectiveness of this Amendment, the Borrowers shall cause to be delivered to Agent, (for the benefit of Banks) the following (all to be in form and substance satisfactory to Agent and its counsel);

                           (a) this Amendment, fully executed by each of the
Borrowers, Banks and Agent;

                           (b) Incumbency Certificates for each Borrower; and

                           (c) an opinion of counsel from counsel to each of the
Borrowers.

                  4.4 By executing this Amendment, or by making Loans or issuing Letters of Credit after the date hereof, Banks do not

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thereby waive a breach of any warranty, representation or covenant made by
Borrowers hereunder, under the Credit Agreement or any agreement, document, or instrument delivered to Banks or otherwise referred to herein or in the Credit Agreement, and any claims and rights of Banks resulting from any breach or misrepresentation by Borrowers are specifically reserved by Banks.

                  4.5 This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                  4.6 This Amendment and the documents, instruments and agreements executed and delivered pursuant hereto constitute the entire agreement among the parties relating to the specific subject matter contained in this Amendment.

                  4.7 This Amendment shall amend and is incorporated into the Credit Agreement. In the event of any express incon sistency between the terms hereof and the terms of the Credit Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this Third Amendment to
Credit Agreement to be executed by their respective duly authorized officers as of the date first above written.



                                  ROY F. WESTON, INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________


                                  ROY F. WESTON OF NEW YORK, INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________


                                  ROY F. WESTON (DELAWARE), INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________

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                                  ROY F. WESTON (IPR), INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________


                                  TRANS-THERMAL SYSTEMS, INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________


                                  ROY F. WESTON OF MISSOURI, INC.
                                  (f/k/a Roy F. Weston of Idaho,
                                  Inc.)

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________



                                  WESTON (A BUSINESS TRUST)

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________



                                  WESTON ENVIRONMENTAL METRICS, INC.
                                  (f/k/a Weston-Gulf Coast, Inc.)

Attest:___________________        By:_______________________________

                                  Name:_____________________________

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                                  Title:____________________________


                                  WESTON INTERNATIONAL HOLDINGS, INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________



                                  WESTON INTERNATIONAL INC.

Attest:___________________        By:_______________________________

                                  Name:_____________________________

                                  Title:_____________________________



                                  PNC BANK NATIONAL ASSOCIATION

                                  By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________



                                  FIRST UNION NATIONAL BANK

                                  By:_______________________________

                                  Name:_____________________________

                                  Title:____________________________


                                  CORESTATES BANK, N.A.,
                                  (individually and as Agent)

                                  By:_______________________________

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                                  Name:_____________________________

                                  Title:____________________________